Exhibit (23)
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 2-58577 and No. 333-84815) pertaining to the Spectrum Investment Savings Plan of Cooper Tire & Rubber Company of our report dated June 2, 2006, with respect to the financial statements and schedule of the Cooper Tire & Rubber Company Spectrum Investment Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

Toledo, Ohio	/s/ Ernst & Young LLP
June 20, 2006	Ernst & Young LLP